Exhibit 99.1

Co-Diagnostics, Inc. Announces Intention to Submit Enhanced Version of COVID-19 Test to FDA for 510(k) Clearance

The Company is withdrawing current submission based on FDA feedback related to shelf-life stability of a test component

Salt Lake City, Utah – February 21, 2025 – Co-Diagnostics, Inc. (Nasdaq-CM: CODX) (the “Company” or “Co-Dx”), a molecular diagnostics company with a unique, patented platform for the development of molecular diagnostic tests, announced today that, following a collaborative and informative dialogue with the Food and Drug Administration (FDA), the Company has withdrawn its 510(k) application to the FDA for its Co-Dx™ PCR COVID-19 Test on the PCR Pro™*, in favor of submitting an enhanced version of the test for 510(k) clearance.

Co-Dx is pleased with the productive engagement with the FDA related to the initial regulatory submission and with the performance of the test in clinical evaluations, including performance data and functionality of the instrument.

The decision by the Company to withdraw the submission was based on discussions with the FDA regarding the ability to detect a potential deterioration of one component of the test, related to shelf-life stability. Following dialogue with the FDA and exploring the various courses of action available, Co-Dx has determined that the best long-term solution would be to submit a version of the test that has been enhanced to address the matter raised in the 510(k) review process.

The Company plans to submit the next iteration of the Co-Dx PCR COVID-19 test for 510(k) OTC clearance, following the collection of clinical evaluation data to support the new test’s performance. A new submission also allows the Company to incorporate more recent Co-Dx PCR platform developments into the COVID-19 test, which Co-Dx believes will also help to create greater operational and manufacturing efficiencies, such as consolidating manufacturing processes to utilize the next generation of test kits and instruments across all tests on the at-home and point-of-care platform.

The Company’s primary objective is to execute a robust development and commercialization plan for the Co-Dx PCR platform, including ongoing innovations to the PCR Pro instrument. The Co-Dx PCR COVID-19 test is expected to be followed by additional tests for tuberculosis, upper-respiratory multiplex, and a multiplex HPV test, among others.

*The Co-Dx PCR platform (including the Co-Dx PCR Home™, Co-Dx PCR Pro™, mobile app, and all associated tests and software) is subject to review by the FDA and/or other regulatory bodies and is not available for sale.

About Co-Diagnostics, Inc.:

Co-Diagnostics, Inc., a Utah corporation, is a molecular diagnostics company that develops, manufactures and markets state-of-the-art diagnostics technologies. The Company’s technologies are utilized for tests that are designed using the detection and/or analysis of nucleic acid molecules (DNA or RNA). The Company also uses its proprietary technology to design specific tests for its Co-Dx PCR at-home and point-of-care platform and to locate genetic markers for use in applications other than infectious disease.

Forward-Looking Statements:

This press release contains forward-looking statements. Forward-looking statements can be identified by words such as “believes,” “expects,” “estimates,” “intends,” “may,” “plans,” “will” and similar expressions, or the negative of these words. Forward-looking statements include statements made with respect to timing for submission of the next iteration of the Co-Dx PCR COVID-19 test for 510(k) OTC clearance, that streamlining the COVID-19 test will also help to create greater operational and manufacturing efficiencies, and our expectation that additional tests for tuberculosis, upper-respiratory multiplex, and a multiplex HPV test, among others, will follow. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. Forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances. Actual results may differ materially from those contemplated or anticipated by such forward-looking statements. Readers of this press release are cautioned not to place undue reliance on any forward-looking statements. There can be no assurance that any of the anticipated results will occur on a timely basis or at all due to certain risks and uncertainties, a discussion of which can be found in our Risk Factors disclosure in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on March 14, 2024, and in our other filings with the SEC. The Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Company Contact:	Media Contact:

Andrew Benson	Jennifer Webb
Head of Investor Relations	ColtrinMethod PR
+1.801.438.1036	jcoltrin@coltrinmethodpr.com
investors@codiagnostics.com